EXHIBIT 5.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this registration statement on Form F-10 of Barrick Gold Corporation (the company) of our report dated February 15, 2017 relating to the consolidated financial statements and effectiveness of internal control over financial reporting which appears in the company’s annual audited consolidated financial statements for the year ended December 31, 2016. We also consent to the reference to us under the heading “Auditors” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Ontario, Canada

February 16, 2017